UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2020

Gulfport Energy Corporation

(Exact name of registrant specified in its charter)

Delaware	000-19514	73-1521290
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-4600

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to Credit Facility

On July 27, 2020, Gulfport Energy Corporation (the “Borrower”), as borrower, entered into a sixteenth amendment (the “Sixteenth Amendment”) to the Amended and Restated Credit Agreement, dated as of December 27, 2013, as amended to the date hereof, with the guarantors party thereto, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto (the “Credit Agreement”). Terms used in this Current Report on Form 8-K, but not otherwise defined herein, shall have the meaning as defined in the Credit Agreement.

Among other changes, the Sixteenth Amendment amends the Credit Agreement to: (i) require that, in the event of any issuances of Senior Notes, including Second Lien Notes, after the Effective Date, the then effective Borrowing Base will be reduced by a variable amount prescribed in the Credit Agreement to the extent the proceeds are not used to satisfy previously issued senior notes within 90 days of such issuance; (ii) require that each Loan Notice specify the amount of the then effective Borrowing Base and Pro Forma Borrowing Base, the Aggregate Elected Commitment Amount, and the current Total Outstandings, both with and without regard to the requested Borrowing; (iii) permit the Borrower or any Restricted Subsidiary to enter into obligations in connection with a Permitted Bond Hedge Transaction or Permitted Warrant Transaction; (iv) permit the Borrower to make any payments of Senior Notes and Subordinated Obligation prior to their scheduled maturity, in any event not to exceed $750,000,000 or, if lesser, the net cash proceeds of any Senior Notes issued within 90 days before such payment; (v) require that the Senior Notes have a stated maturity date of no earlier than March 13, 2024, as well as not require payment of principal prior to such date, in order for the Borrower to be permitted to secure indebtedness under the Senior Notes; (vi) permit certain additional liens securing obligations in respect of the incurrence or issuance of any Permitted Refinancing Notes not to exceed $750,000,000, subject to the terms of an intercreditor agreement; and (vii) amend and restate the Applicable Rate Grid to provide as follows:

Applicable Rate
Applicable Usage Level	Commitment fee	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
Level 1	0.375%	2.00%	1.00%
Level 2	0.375%	2.25%	1.25%
Level 3	0.50%	2.50%	1.50%
Level 4	0.50%	2.75%	1.75%
Level 5	0.50%	3.00%	2.00%

The preceding summary of the Sixteenth Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth above in Item 1.01 above with respect to the Sixteenth Amendment is incorporated herein by reference, as applicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Sixteenth Amendment to the Amended and Restated Credit Agreement, dated as of July 27, 2020, between Gulfport Energy Corporation, as Borrower, the Bank of Nova Scotia, as Administrative Agent and the lenders party thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2020	GULFPORT ENERGY CORPORATION

	By:	/s/ Patrick K. Craine
		Name:	Patrick K. Craine
		Title:	General Counsel and Corporate Secretary

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